EXHIBIT 99.1
NHC and NHR Announce Proposed Merger
     Murfreesboro, Tenn., December 21, 2006- National HealthCare Corporation (AMEX:NHC), one of the nation’s leading operators of long-term health care and assisted living facilities, and National Health Realty, Inc. (AMEX:NHR), a real estate investment trust which NHC spun off in 1997, announced today that they have entered into an agreement and plan of merger.
     Pursuant to a merger of NHR and a wholly-owned subsidiary of NHC, each NHR common share not presently owned by NHC will be converted into one share of NHC Series A Convertible Preferred Stock plus $9.00 in cash, and NHR shareholders will receive a special dividend for the period from January 1, 2007 until closing consistent with NHR’s past practice. Each share of the Preferred Stock will be entitled to annual preferred dividends of $0.80 per share and will have a liquidation preference of $15.75 per share. The Preferred Stock, which will be listed on the American Stock Exchange, will be convertible at any time at the option of the shareholder into NHC common stock at a conversion price of $65.07. Each share of the Preferred Stock will be convertible into 0.24204 of a share of NHC common stock. After the 5th anniversary of the closing date, NHC will have the option to redeem the Preferred Stock, in whole or in part, for $15.75 cash per share (plus accrued but unpaid dividends); provided that the Preferred Stock will not be redeemable prior to the eighth anniversary of the closing date unless the average closing price for NHC common stock for 20 trading sessions equals or exceeds the Conversion Price. The conversion price will be adjusted to reflect any future NHC stock splits or dividends.
     Completion of the merger, which is expected to occur in the second quarter of 2007, is subject to Hart-Scott-Rodino anti-trust review and approval by shareholders of both NHC and NHR, including a majority of the shares of NHR held by holders not affiliated with NHC. The merger will be preceded by and conditioned upon an internal reorganization of NHR, which will also be subject to approval by the NHR shareholders. There is no financing condition to the merger.
     The merger has been recommended by the special committee of the board of directors of NHR and approved by the board of directors of NHR, which will recommend that the shareholders of NHR vote in favor of the merger. In addition, the establishment and issuance of the Preferred Stock (including the related amendment to the certificate of incorporation of NHC) has been recommended by the special committee of the board of directors of NHC and approved by the board of directors of NHC, which will recommend that the shareholders of NHC vote in favor of such establishment, issuance and amendment. Pursuant to a voting agreement dated the date of the merger agreement, NHR insiders holding or controlling approximately 22.3% of NHR’s outstanding common stock have agreed to vote in favor of the merger and NHC insiders holding or controlling approximately 24.7% of NHC’s outstanding common stock have agreed to vote in favor of the establishment and issuance of the Preferred Stock (including the related amendment to the certificate of incorporation of NHC).

     Robert Adams, NHC President and CEO, stated that: “The proposed merger provides a larger asset and equity base that is anticipated to enhance our future growth and our prospects for long term increases in shareholder value as we begin our 36th year of operation. Elimination of the lease payments NHC has been making to NHR will, assuming continuation of current operating trends, result in a substantial increase in our annual recurring free cash flow, even after providing for the preferred dividends which we will pay on the new Series A Preferred Stock. Also, NHC will now own a portfolio of first class health care retirement and assisted living centers which it, in fact, constructed between 1991 and 1997 and which continue to be critical to our operations. This strategic move will provide shareholders of both companies a focused, completely aligned approach in both development and operations. We expect the cash required to complete the merger will be provided substantially from NHC’s existing liquidity reserves. Following the merger we will continue to have one of the strongest balance sheets in the U.S. long-term care industry and will have access to ample financial resources to deal with our challenging and exciting pipeline of development and investment prospects.”
     Avondale Partners, LLC acted as exclusive financial advisor to the special committee of the board of directors of NHC and 2nd Generation Capital, LLC acted as exclusive financial advisor to the special committee of the board of directors of NHR. Cahill Gordon & Reindel LLP is acting as counsel to the special committee of the board of directors of NHC, and Waller Lansden Dortch & Davis, LLP is acting as counsel to the special committee of the board of directors of NHR.
Forward-Looking Statements
     This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of NHC, NHR and their respective affiliates or the benefits of the proposed merger to be materially different from any future results, performance, achievements, transactions or benefits of the proposed merger expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, difficulties encountered integrating the companies, approval of the transactions by the shareholders of the companies, satisfaction of the closing conditions to the transactions, inability to realize or delays in realizing expected synergies, unanticipated operating costs and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company’s filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Additional Information About the Merger and Where to Find It
     NHC and NHR will file a joint proxy statement/prospectus as part of a registration statement on Form S-4 and other documents regarding the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about NHC and NHR and the proposed merger. A definitive proxy statement/prospectus will be sent to the shareholders of NHC and NHR seeking their approval, (i) in the case of the NHC shareholders, with respect to the establishment and issuance of the Preferred Stock (including the related amendment to the certificate of incorporation of NHC), and (ii) in the case of the NHR shareholders, with respect to the approval of the internal reorganization and the merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by NHC and NHR with the Securities and Exchange Commission at its website at www.sec.gov. The definitive joint proxy statement/prospectus and the other relevant documents may also be obtained, when available, free of cost by directing a request to National HealthCare Corporation, 100 Vine Street, Murfreesboro, TN 37130, Attention: Corporate Secretary, telephone: (615) 890-2020 or National Health Realty, Inc., 100 Vine Street, Murfreesboro, TN 37130, Attention: Corporate Secretary, telephone: (615) 890-2020. Investors and security holders are urged to read the definitive proxy statement/prospectus and other relevant materials when they become available before making any voting or investment decisions with respect to the merger.
     NHC, NHR and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of NHC and NHR in connection with the merger and related transactions. Information about NHC, NHR and their respective directors and executive officers, and their ownership of NHC and NHR securities, is set forth in each company’s respective annual proxy statements on Schedule 14A and annual reports on Form 10-K, which can be found at the Securities and Exchange Commission’s website at www.sec.gov. Additional information regarding the interests of those persons may be obtained by reading the joint proxy statement/prospectus when it becomes available.
     This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
About NHC
     NHC, one of the nation’s oldest long-term health care companies, operates for itself and third parties 74 long-term healthcare centers with 9,185 beds. NHC also operates 30 homecare programs, six independent living centers and assisted living centers at 22 locations. NHC’s other services include managed care specialty medical units,

Alzheimer’s units, hospice and a rehabilitation services company. Additional information about NHC is available on its website at www.NHCcare.com.
About NHR
     NHR owns the real property of 16 skilled nursing facilities, six assisted living centers and one retirement center. NHR also owns first and second mortgage notes carrying a value of $12.7 million. These notes are secured by operating skilled nursing facilities and other health care properties. Additional information about NHR is available on its website at www.nationalhealthrealty.com.
Contact
Gerald Coggin
Phone: 615-890-2020